UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2006
ENDOCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15063	33-0618093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)
(949) 450-5400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
On October 25, 2006, we entered into a common stock purchase agreement (the “Purchase Agreement”) with Fusion Capital Fund II, LLC, an Illinois limited liability company (“Fusion Capital”). Under the Purchase Agreement, Fusion Capital is obligated, under certain conditions, to purchase shares of common stock from us in an aggregate amount of $16 million from time to time over a 24-month period. We have reserved for issuance 8,000,000 shares of our common stock for sale to Fusion Capital under this agreement. Subject to earlier termination at our discretion, purchases by Fusion Capital will occur over a 24-month period after the SEC has declared effective a registration statement related to the transaction. We agreed to issue to Fusion Capital 473,957 shares of our common stock as a commitment fee for entering into the Purchase Agreement.
Concurrently with entering into the Purchase Agreement, we entered into a registration rights agreement with Fusion Capital (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we agreed to file a registration statement with the SEC covering the shares of common stock which have been issued or may be issued to Fusion Capital under the Purchase Agreement. After the SEC has declared effective the registration statement, generally we have the right but not the obligation from time to time to sell shares of our common stock to Fusion Capital in amounts between $100,000 and $1 million depending on certain conditions. We have the right to control the timing and amount of any sales of our shares of common stock to Fusion Capital. The purchase price of the common stock will be determined based upon the market price of our common stock without any fixed discount. Fusion Capital shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below $1.00. The agreement may be terminated by us at any time at our discretion without any cost to us.
The foregoing description of the Purchase Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Common Stock Purchase Agreement, dated as of October 25, 2006, by and between Endocare, Inc. and Fusion Capital Fund II, LLC.

10.2	Registration Rights Agreement, dated as of October 25, 2006, by and between Endocare, Inc. and Fusion Capital Fund II, LLC.

99.1	Press Release dated October 30, 2006.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
October 30, 2006	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT	DESCRIPTION
10.1	Common Stock Purchase Agreement, dated as of October 25, 2006, by and between Endocare, Inc. and Fusion Capital Fund II, LLC.

10.2	Registration Rights Agreement, dated as of October 25, 2006, by and between Endocare, Inc. and Fusion Capital Fund II, LLC.

99.1	Press Release dated October 30, 2006.

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